[***] Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.
Exhibit 10.1

AMENDMENT #2 TO SECURITY SERVICES CUSTOMER MASTER SERVICES AGREEMENT

This Amendment No. 2 to the Security Services Customer Master Services Agreement (this “Amendment”), dated as of August 18, 2022 (“Amendment Effective Date”), is made by and between Dell USA L.P., for itself and its Subsidiaries (excluding Spyglass) (“Dell”), and SecureWorks Inc., for itself and its Subsidiaries (“Spyglass”) (each a “Party” and collectively, the “Parties”) to amend that certain Security Services Customer Master Services Agreement, dated July 7, 2015, that was entered into by and between the Parties (as amended, the “Agreement” or the “MSA”).
Since the effective date of the Agreement, Spyglass and Dell have agreed to two amendments of the Agreement, which occurred on July 20, 2015 (Letter Agreement Re: Treatment of Existing Customer and Existing Projects) and November 3, 2017 (First Amendment Re: Fees with respect to NTT DATA Services, LLC), respectively.
Capitalized terms used herein, but not defined herein, shall have the meanings given to such terms in the Agreement.

RECITALS
WHEREAS, pursuant to the Agreement, Spyglass is providing to Dell certain Services in accordance with the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Amendment, the Parties, intending to be legally bound, hereby agree as follows:
1.Amendments. Section 2.1 of the Agreement is hereby amended by adding the following sentence as the penultimate sentence of the first paragraph of Section 2.1:

“Notwithstanding the foregoing, Project Management services, which are standard-sku Consulting Services, shall be sold at a [***]% discount off list price.”

2.Miscellaneous. Except as amended by the terms of this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control. This Amendment and the Agreement constitute the sole and entire understanding of the Parties with respect to the matters contemplated hereby and supersede and render null and void all prior negotiations, representations, agreements, and understandings (oral and written) between the Parties with respect to such matters. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. This Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.
[Signatures Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Agreement as of the Effective Date.

DELL USA L.P	SECUREWORKS, INC.

Name: /s/ Jason Rosselot	Name: /s/ Paul Parrish
Title: VP Cybersecurity	Title: CFO
Date: 8/18/2022	Date: 8/22/2022